EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         COMMUNITY FIRST BANKING COMPANY

                                       I.

         The name of the corporation is COMMUNITY FIRST BANKING COMPANY

(hereinafter the "Corporation").

                                       II.

         The Articles of Incorporation of the Corporation are hereby amended by adding the following paragraph to Article 4 of the Articles of Incorporation:


     "(c) 96,542 shares of the Corporation's Preferred Stock, par value $.01 per share, designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"), are authorized for issuance with the voting powers, preferences and other special rights, qualifications, limitations and restrictions thereof set forth below:

     1.   Dividends.

          1.1. The holders of Series A Preferred Stock shall not be entitled to receive dividends.

               2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall not be entitled to any distribution or payment before such distributions or payments are made to the holders of the Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of the Corporation's Common Stock and Series A Preferred Stock as a single class.

               3.   Conversion.

                    3.1. Right to Convert.  Subject to the terms and  conditions of subparagraphs 3.3, 3.4, 3.5 and 3.6 below, each share of Series A Preferred Stock shall automatically convert into one fully paid and nonassessable share of Common Stock on the five-year anniversary of the date on which such share of Series A Preferred Stock was issued by the Corporation (the "Conversion Date"). At such time the rights of the holder of such shares of Series A Preferred Stock shall cease (with respect to the shares of Series A Preferred Stock), and the person or persons in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares represented thereby. No consideration shall be required to be paid by any holder of Series A Preferred Stock in order to effect such conversion.

                    3.2. Surrender  and  Issuance  of   Certificates.   Promptly
                         following the Conversion Date, the Corporation shall notify the registered holder of the converted Series A Preferred Stock and require the surrender of the converted Series A Preferred Stock certificate(s) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock), together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate(s) for shares of Common Stock are to be issued. Promptly following the receipt of such materials, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock.

                    3.3. Fractional  Shares;  Dividends.  No  fractional  shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, and no payment or adjustment shall be made upon conversion on account of any cash dividends declared or payable to holders of Common
                         Stock of record on a date prior to the date of conversion.

                    3.4. Subdivision  or  Combination  of Common  Stock.  If the
                         Corporation at any time subdivides its outstanding shares of Common Stock into a greater number of shares or declares or pays a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Corporation are combined into a smaller number of shares, the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted immediately prior to such combination shall be proportionately reduced.

                    3.5. Change of Control.  In the event of a Change in Control
                         (as defined below), each outstanding share of Series A Preferred Stock shall, immediately prior to the effective time of such Change of Control, automatically convert into one fully paid and non-assessable share of Common Stock, subject to adjustment as described in subparagraph 3.3 and 3.4 above. A Change of Control is defined as any one of the following events:

                     (a) the  acquisition  by any  person or  persons  acting in concert of the Corporation's then outstanding voting securities if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote 25% or more of any class of voting securities of the Corporation or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

                     (b) within  any  12-month  period,  the  persons  who  were directors  of the  Corporation  immediately  before the
                         beginning of such 12-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of June 27, 1997 shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors, and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of
                         Regulation 14A promulgated under the Securities Exchange Act of 1934 relating to the election of directors of the Corporation, shall be deemed to be an Incumbent Director; or

                     (c) the approval by the  shareholders of the Corporation of a reorganization, merger or consolidation with respect to which persons who were shareholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities.

                    3.6. Stock to be Reserved. The Corporation must at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action that would cause the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all outstanding options and conversion of the Series A Preferred Stock and any other securities convertible into Common Stock to exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. If at any time the number of authorized but unissued shares of Common Stock is insufficient to effect the conversion of all of the then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    3.7. No  Reissuance of Series A Preferred  Stock.  Shares of
                         Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

                    3.8. Issue Tax. The issuance of  certificates  for shares of
                         Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any applicable issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

               4. Voting. Except as otherwise provided by law, the holders of Series A Preferred Stock shall have no voting rights whatsoever, and no holder of Series A Preferred Stock shall be entitled by virtue of such ownership to otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

               5. Restrictions on Transfer. The transfer or assignment of shares of Series A Preferred Stock may be restricted pursuant to an agreement or agreements between the Corporation and any holder of Series A Preferred Stock to the extent permitted by law.

               6. Redemption. No right of redemption shall exist in favor of the Corporation with respect to the shares of Series A Preferred Stock, although such shares may be redeemed or repurchased by the Corporation to the extent permitted by law pursuant to the terms of an agreement between the Corporation and any holder of the Series A Preferred Stock.

               7. Amendments. At any time when shares of Series A Preferred Stock are outstanding, and in addition to any other vote of shareholders required by law or by the Corporation's Articles of Incorporation, without the prior consent of the holders of 66 2-3% of the outstanding Series A Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series A Preferred Stock shall vote together as a class, the Corporation will not amend, alter or repeal the Corporation's Articles of Incorporation or Bylaws in any manner, or file any directors' resolutions pursuant to the Georgia Business Corporation Code containing any provision, which adversely affects the rights of the holders of the Series A Preferred Stock."



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                                      III.

     All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       IV.

     The foregoing amendment was duly adopted by the Board of Directors of the Corporation at a meeting held on December 29, 1997.









                      [Signatures appear on the next page]

         IN WITNESS WHEREOF, the undersigned does hereby set his hand effective this 29th day of December, 1997.
                         COMMUNITY FIRST BANKING COMPANY


                            By: /s/ Gary D. Dorminey
                                Gary D. Dorminey
                      President and Chief Executive Officer



                                    ATTEST:


                               /s/ D. Lane Poston
                                 D. Lane Poston
                   Executive Vice President, Chief Operating
                             Officer and Secretary